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EXHIBIT 1(l)

                             ARTICLES SUPPLEMENTARY

                                       TO

            THE ARTICLES OF INCORPORATION OF BNY HAMILTON FUNDS, INC.


           BNY Hamilton Funds, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

               FIRST: Immediately prior to the filing of these Articles Supplementary (i) the Corporation was authorized to issue twenty-six billion (26,000,000,000) shares of capital stock designated as Common Stock and having a par value of one tenth of one cent ($.001) per share for an aggregate par value of twenty-six million dollars ($26,000,000), (ii) twenty-four billion (24,000,000,000) authorized shares of Common Stock were previously classified by the Board of Directors and were allocated among the Corporation's sixteen series as follows:

           BNY Hamilton Equity Income Fund
               Institutional Class                               200,000,000
               Investor Class                                    200,000,000

           BNY Hamilton Intermediate Government Fund
               Institutional Class                               200,000,000
               Investor Class                                    200,000,000

           BNY Hamilton Intermediate New York Tax-Exempt Fund
               Institutional Class                               200,000,000
               Investor Class                                    200,000,000

           BNY Hamilton Money Fund
               Hamilton Class                                  7,000,000,000
               Hamilton Premier Class                          3,000,000,000
               Hamilton Classic Class                          3,000,000,000

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           BNY Hamilton Treasury Money Fund
               Hamilton Class                                  2,000,000,000
               Hamilton Premier Class                          2,000,000,000
               Hamilton Classic Class                          2,000,000,000


           BNY Hamilton Large Cap Growth Fund
               Institutional Class                               200,000,000
               Investor Class                                    200,000,000

           BNY Hamilton Small Cap Growth Fund
               Institutional Class                               200,000,000
               Investor Class                                    200,000,000

           BNY Hamilton International Equity Fund
               Institutional Class                               200,000,000
               Investor Class                                    200,000,000

           BNY Hamilton Intermediate Investment Grade Fund
               Institutional Class                               200,000,000
               Investor Class                                    200,000,000

           BNY Hamilton Intermediate Tax-Exempt Fund
               Institutional Class                               200,000,000
               Investor Class                                    200,000,000

           BNY Hamilton Large Cap Value Fund
               Institutional Class                               200,000,000
               Investor Class                                    200,000,000

           BNY Hamilton Large Cap Growth CRT Fund                200,000,000

           BNY Hamilton Small Cap Growth CRT Fund                200,000,000

           BNY Hamilton International
            Equity CRT Fund                                      200,000,000

           BNY Hamilton S&P 500 Index Fund
               Institutional Class                               200,000,000
               Investor Class                                    200,000,000

           BNY Hamilton U.S. Bond Market Index Fund
               Institutional Class                               200,000,000
               Investor Class                                    200,000,000

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     and (iii) the remaining 2 billion (2,000,000,000) authorized shares of
     Common Stock were undesignated as to series or class.

               SECOND: Acting pursuant to authority granted to the Board of Directors in Article FIFTH of the Corporation's Articles of Incorporation, as amended, Section 2-105(a) of the Maryland General Corporation Law to classify and reclassify authorized but unissued shares of its Common Stock, and Section 2-105(c) of the Maryland General Corporation Law to increase or decrease the aggregate number of shares of its Common Stock, the Board of Directors has (i) increased the number of shares of Common Stock, par value of one tenth of one cent ($.001) per share, that the Corporation has the authority to issue by 4 billion (4,000,000,000) shares, from 26,000,000,000 shares to 30,000,000,000 shares, (ii) created the series of Common Stock referred to as the "BNY Hamilton New York Tax-Free Money Market Fund", which is divided into three classes, which are designated as the "Hamilton Class", the "Hamilton Premier Class" and the "Hamilton Classic Class" and
     (iii) provided for the issuance of shares of the series and the classes described in item (ii) above. The series and classes so created shall consist, until further changed, of the number of shares allocated to such series and class by the Board of Directors as set forth below:

          BNY Hamilton New York Tax-Free Money Market Fund
               Hamilton Class                                  2,000,000,000
               Hamilton Premier Class                          2,000,000,000
               Hamilton Classic Class                          2,000,000,000

     with the result that the authorized shares of Common Stock are now allocated as follows:

           BNY Hamilton Equity Income Fund
               Institutional Class                               200,000,000
               Investor Class                                    200,000,000

           BNY Hamilton Intermediate
            Government Fund
               Institutional Class                               200,000,000
               Investor Class                                    200,000,000

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           BNY Hamilton Intermediate New
            York Tax-Exempt Fund
               Institutional Class                               200,000,000
               Investor Class                                    200,000,000


           BNY Hamilton Money Fund
               Hamilton Class                                  7,000,000,000
               Hamilton Premier Class                          3,000,000,000
               Hamilton Classic Class                          3,000,000,000

           BNY Hamilton Treasury Money Fund
               Hamilton Class                                  2,000,000,000
               Hamilton Premier Class                          2,000,000,000
               Hamilton Classic Class                          2,000,000,000

           BNY Hamilton New York Tax-Free Money Market Fund
               Hamilton Class                                  2,000,000,000
               Hamilton Premier Class                          2,000,000,000
               Hamilton Classic Class                          2,000,000,000

           BNY Hamilton Large Cap Growth Fund
               Institutional Class                               200,000,000
               Investor Class                                    200,000,000

           BNY Hamilton Small Cap Growth Fund
               Institutional Class                               200,000,000
               Investor Class                                    200,000,000

           BNY Hamilton International Equity Fund
               Institutional Class                               200,000,000
               Investor Class                                    200,000,000

           BNY Hamilton Intermediate Investment Grade Fund
               Institutional Class                               200,000,000
               Investor Class                                    200,000,000

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           BNY Hamilton Intermediate Tax-Exempt Fund
               Institutional Class                               200,000,000
               Investor Class                                    200,000,000

           BNY Hamilton Large Cap Value Fund
               Institutional Class                               200,000,000
               Investor Class                                    200,000,000

           BNY Hamilton Large Cap Growth CRT Fund                200,000,000

           BNY Hamilton Small Cap Growth CRT Fund                200,000,000

           BNY Hamilton International
            Equity CRT Fund                                      200,000,000

           BNY Hamilton S&P 500 Index Fund
               Institutional Class                               200,000,000
               Investor Class                                    200,000,000

           BNY Hamilton U.S. Bond Market Index Fund
               Institutional Class                               200,000,000
               Investor Class                                    200,000,000

     and there are no remaining authorized but undesignated shares of Common Stock.

               THIRD: The terms of the shares of each series, and class thereof, designated above are as set forth in the Corporation's Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland on May 1, 1992, as amended by Articles of Amendment, dated June 29, 1992 and January 22, 1997, and supplemented by Articles Supplementary, dated June 29, 1994, August 15, 1995, January 22, 1997, April 30, 1999,
     September 20, 1999, February 17, 2000, February 27, 2001 and April 4, 2001.

               FOURTH: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

               FIFTH: After giving effect to the foregoing, the total number of shares of capital stock that the Corporation has authority to issue is thirty billion

                                       5

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     (30,000,000,000) shares, par value one tenth of one cent ($.001) per share, for an aggregate par value of thirty million dollars ($30,000,000).

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           IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on November 14, 2001.

WITNESS:                                    BNY HAMILTON FUNDS, INC.


      /s/ Karen Jacoppo Wood                      /s/ Michael Grunewald
By:_________________________                By:_________________________
Name:  Karen Jacoppo Wood                   Name:  Michael A. Grunewald
Title: Assistant Secretary                  Title:  President



           THE UNDERSIGNED, Michael A. Grunewald of BNY Hamilton Funds, Inc., who executed on behalf of the Corporation Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                  /s/ Michael Grunewald

                                            ---------------------------------
                                            Name: Michael Grunewald

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